   As filed with the Securities and Exchange Commission on September 19, 1998
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        LEAP WIRELESS INTERNATIONAL, INC.
             (Exact Name Of Registrant As Specified In Its Charter)

                                   ----------

               DELAWARE                                  33-0811062
     (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
     Incorporation or Organization)

                                   ----------

                           10307 PACIFIC CENTER COURT
                           SAN DIEGO, CALIFORNIA 92121
                                 (877) 977-4626
                    (Address Of Principal Executive Offices)

                                   ----------

                             1998 STOCK OPTION PLAN
                 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                          EMPLOYEE STOCK PURCHASE PLAN
                    SHARES ISSUABLE UPON EXERCISE OF CERTAIN
                          OUTSTANDING STOCK OPTIONS OF
                             QUALCOMM INCORPORATED*

                            (Full Title Of The Plan)

                                 HARVEY P. WHITE
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        LEAP WIRELESS INTERNATIONAL, INC.
                           10307 PACIFIC CENTER COURT
                           SAN DIEGO, CALIFORNIA 92121
                                 (877) 977-4626

            (Name, Address, Including Zip Code, And Telephone Number,
                   Including Area Code, Of Agent For Service)

                                   ----------

                                   COPIES TO:

       FREDERICK T. MUTO, ESQ.                       SCOTT N. WOLFE, ESQ.
        THOMAS A. COLL, ESQ.                         DAVID A, HAHN, ESQ.
        COOLEY GODWARD LLP                            LATHAM & WATKINS
  4365 EXECUTIVE DRIVE, SUITE 1100                701 B STREET, SUITE 2100
   SAN DIEGO, CALIFORNIA  92121                 SAN DIEGO, CALIFORNIA  92101
          (619) 550-6000                               (619) 236-1234

                                   ----------

*  See Explanatory Note following this cover page.

                         CALCULATION OF REGISTRATION FEE

================================================================================

                                                      PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES TO        AMOUNT TO BE          OFFERING PRICE PER     AGGREGATE OFFERING              AMOUNT OF
      BE REGISTERED           REGISTERED (1)             SHARE (2)              PRICE (2)               REGISTRATION FEE
 ----------------------       --------------         ------------------     ------------------          ----------------
Common Stock, par                8,700,000(3)              $3.11                   $27,057,000                  $7,982
value $.0001(3)

================================================================================

(1) Includes an indeterminate number of shares issuable in connection with the exercise of certain options to purchase shares of the Common Stock of QUALCOMM Incorporated, as described in the Explanatory Note below, with the balance issuable upon the exercise of future stock options to be granted under the Registrant's 1998 Stock Option Plan and 1998 Non-Employee Directors' Stock Option Plan or issuable pursuant to the Registrant's Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, (the "Securities Act") based on the book value of the common stock, par value $.0001 per share ("Common Stock"), of the Registrant on September 18, 1998.

(3) Each share of Common Stock includes a right to purchase one one-thousandth of a share of the Company's Series A Junior Participating Preferred Stock, par value $.0001 per share.

================================================================================


                                EXPLANATORY NOTE

         Leap Wireless International, Inc. (the "Registrant") was originally formed as a wholly-owned subsidiary of QUALCOMM Incorporated ("QCOM") for the purpose of effecting a spin-off of certain assets of QCOM, including various joint venture and equity interests in terrestrial-based wireless telecommunications operating companies in emerging international markets. The Information Statement included in the Form 10 Registration Statement incorporated by reference herein describes the distribution of shares of the Registrant's Common Stock to the holders of QCOM Common Stock on the Record Date specified therein (the "Distribution") and the issuance of options to purchase shares of the Registrant's Common Stock to the holders of outstanding options of QCOM immediately prior to the Distribution. In connection with the Distribution, and pursuant to the terms of that related Employee Benefits Agreement between QCOM and the Registrant, QCOM optionholders who exercise options between the period commencing on the Record Date and ending on the Distribution Date are entitled to receive certain shares of the Registrant's Common Stock, in the manner described in such Employee Benefits Agreement, in addition to the shares of QCOM Common Stock they will receive upon the exercise of such options. The number of shares reserved under the Registrant's 1998 Stock Option Plan and 1998 Non-Employee Directors' Stock Option Plan will be correspondingly reduced by the number of shares issued for such purpose.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration
Statement:

         The Registrant's effective registration statement on Form 10 (SEC File No. 000-29752) filed under the Securities Exchange Act of 1934 (the "Exchange Act") containing audited financial statements for the Registrant's latest fiscal year, and the Registrant's Current Report on Form 8-K, dated September 14, 1998, are hereby incorporated by reference into this Registration Statement. A description of the Registrant's Common Stock which is contained in the Form 10, including any amendment or reports filed for the purpose of updating such description, is hereby incorporated by reference into this Registration Statement. All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


                            DESCRIPTION OF SECURITIES

         Not applicable.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its Directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act.

         The Registrant's Certificate of Incorporation and By-laws include provisions to (i) eliminate the personal liability of its directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by Section 102(b)(7) of the General Corporation Law of Delaware (the "Delaware Law") and (ii) require the Registrant to indemnify its Directors and officers to the fullest extent permitted by Section 145 of the Delaware Law, including circumstances in which indemnification is otherwise discretionary. Pursuant to
Section 145 of the Delaware Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses incurred by them in connection with any suit to which they are or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to, the best interests of the corporation and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. The Registrant believes that these provisions are necessary to attract and retain qualified persons as Directors and officers. These provisions do not eliminate the Directors' duty of care, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware Law. In addition, each Director will continue to be subject to liability for breach of the Director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for acts or omissions that the Director believes to be contrary to the best interests of the Registrant or its stockholders, for any transaction from which the Director derived an improper personal benefit, for acts or omissions involving a reckless disregard for the Director's duty to the Registrant or its stockholders when the Director was aware or should have been aware of a risk of serious injury to the Registrant or its stockholders, for acts or omission that constitute an unexcused pattern of inattention that amounts to an abdication of the Director's duty to the Registrant or its stockholders, for improper transactions between the Director and the Registrant and for improper distributions to stockholders and loans to Directors and officers. The provision also does not affect a Director's responsibilities under any other law, such as the federal securities law or state or federal environmental laws.

         The Registrant has entered into indemnity agreements with each of its Directors and executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a Director or an executive officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

         At present, there is no pending litigation or proceeding involving a Director or officer of the Registrant as to which indemnification is being sought nor is the Registrant aware of any threatened litigation that may result in claims for indemnification by any officer or Director.

         The Registrant has an insurance policy covering the officers and Directors of the Registrant with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.


                       EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

                                    EXHIBITS

EXHIBIT
NUMBER
 4.1(1)  Registrant's Amended and Restated Certificate of Incorporation.

 4.2(1)  Registrant's Amended and Restated Bylaws.

 4.3(1)  Specimen Stock Certificate.

 4.4(2)  Rights Agreement dated September 14, 1998 between Registrant and
         Harris Trust Company of California.

 5.1     Opinion of Cooley Godward LLP.

23.1     Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2     Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
         Registration Statement.

24       Power of Attorney is contained on the signature pages.

99.1(1)  1998 Stock Option Plan.

99.2(1)  Form of Non-Qualified/Incentive Stock Option under the 1998 Option
         Plan.

99.3(1) Form of Non-Qualified Stock Option under the Option Plan to be granted to QCOM option holders in connection with the Distribution.

99.4(1)  1998 Non-Employee Directors' Stock Option Plan.

99.5(1)  Form of Non-Qualified Stock Option under the Non-Employee Directors'
         Stock Option Plan.

99.6(1)  Employee Stock Purchase Plan.

-------------

(1) Filed as an exhibit to the Registrant's Form 10 Registration Statement and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Current Report on Form 8-K dated September 14, 1998.

                                  UNDERTAKINGS

1       The undersigned registrant hereby undertakes:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference herein.

        (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on September 17, 1998.


                                            LEAP WIRELESS INTERNATIONAL, INC.



                                            By /s/ HARVEY P. WHITE
                                              ----------------------------------
                                              Harvey P. White, Chairman of the
                                              Board, President and Chief
                                              Executive Officer



                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints HARVEY P. WHITE and JAMES E. HOFFMANN and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                          TITLE                                        DATE

/s/ HARVEY P. WHITE
-------------------------------    Chairman of the Board, President,            September 17, 1998
Harvey P. White                    Chief Executive Officer and
                                   Director (Principal Executive
                                   Officer)

/s/ THOMAS D. WILLARDSON
-------------------------------    Senior Vice President, Finance and           September 17, 1998
Thomas D. Willardson               Treasurer (Chief Financial and
                                   Accounting Officer)

/s/ THOMAS J. BERNARD
-------------------------------    Executive Vice President and                 September 17, 1998
Thomas J. Bernard                  Director

/s/ JAMES E. HOFFMANN
-------------------------------    Senior Vice President, General               September 17, 1998
James E. Hoffmann                  Counsel, Secretary and Director


-------------------------------    Director                                     September __, 1998
Alejandro Burillo Azcarraga


/s/ MICHAEL B. TARGOFF
-------------------------------    Director                                     September 17, 1998
Michael B. Targoff


/s/ JEFFREY P. WILLIAMS
--------------------------------   Director                                     September 17, 1998
Jeffrey P. Williams

                                  EXHIBIT INDEX

EXHIBIT
NUMBER
 4.1(1)  Registrant's Amended and Restated Certificate of Incorporation.

 4.2(1)  Registrant's Amended and Restated Bylaws.

 4.3(1)  Specimen Stock Certificate.

 4.4(2)  Rights Agreement dated September 14, 1998 between Registrant and
         Harris Trust Company of California.

 5.1    Opinion of Cooley Godward LLP.

23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2    Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
        Registration Statement.

24      Power of Attorney is contained on the signature pages.

99.1(1) 1998 Stock Option Plan.

99.2(1) Form of Non-Qualified/Incentive Stock Option under the 1998 Option Plan.

99.3(1) Form of Non-Qualified Stock Option under the Option Plan to be granted to QCOM option holders in connection with the Distribution.

99.4(1) 1998 Non-Employee Directors' Stock Option Plan.

99.5(1) Form of Non-Qualified Stock Option under the Non-Employee Directors'
        Stock Option Plan.

99.6(1) Employee Stock Purchase Plan.

-------------

(1) Filed as an exhibit to the Registrant's Form 10 Registration Statement and incorporated herein by reference.

(2) Filed as an exhibit to the Registrant's Current Report on Form 8-K dated September 14, 1998.